         As filed with the Securities and Exchange Commission on May 30, 1996
                                                            Registration No. 33-
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                ----------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------
                               MORROW SNOWBOARDS, INC.
                (Exact name of Registrant as specified in its charter)

         OREGON                                         93-1011046
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               2600 PRINGLE ROAD, S.E.
                                 SALEM, OREGON  97302
             (Address of Principal Executive Offices, including zip code)

    MORROW SNOWBOARDS, INC. 1990 AMENDED AND RESTATED STOCK OPTION PLAN

                      MORROW SNOWBOARDS, INC. STOCK OPTION PLAN
                              FOR NON-EMPLOYEE DIRECTORS
                              (Full titles of the plans)

                                  DENNIS R. SHELTON
                               2600 PRINGLE ROAD, S.E.
                                 SALEM, OREGON  97302
                                    (503) 375-9300
(Name, address and telephone number, including area code, of agent for service)
                                ----------------------
                                       Copy to:
                             CYNTHIA CLARFIELD HESS, ESQ.
                                 SEHAR S. AHMAD, ESQ.
                                     PERKINS COIE
                          1211 S.W. FIFTH AVENUE, SUITE 1500
                               PORTLAND, OREGON  97204
                                ----------------------

                                                       CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------------------------------
    TITLE OF SECURITIES      AMOUNT TO BE             PROPOSED MAXIMUM                   PROPOSED MAXIMUM             AMOUNT OF
     TO BE REGISTERED        REGISTERED(1)       OFFERING PRICE PER SHARE(3)        AGGREGATE OFFERING PRICE(3)   REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, no par value
   per share:
   Morrow Snowboards, Inc.
     1990 Stock Option Plan    400,000(2)                   $10.13                           $4,052,000               $1,397.24
Morrow Snowboards, Inc. Stock
   Option Plan for Non-
   Employee Directors
- -----------------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Morrow Snowboards, Inc. 1990 Amended and Restated Stock Option Plan (the "1990 Plan") and the Morrow Snowboards, Inc. Stock Option Plan for Non-Employee Directors (the "Directors Plan") as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.
(2) Options granted pursuant to the Directors Plan reduce the number of underlying shares available under the 1990 Plan on a one-to-one basis.
(3) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price per share is estimated to be $10.13 based on the average of the high and low quoted for the Common Stock in the over-the-counter market on May 24, 1996 as reported on the Nasdaq National Market.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

              (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Securities and Exchange Commission (the "Commission");

              (b)  All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in (a) above; and

              (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on October 13, 1995 under Section 12(g) of the Exchange Act and as amended by Form 8-A/A filed with the Commission on November 21, 1995 and including any amendment or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As an Oregon corporation the Registrant is subject to the Oregon Business Corporation Act ("OBCA") and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2)(d) of the OBCA, Article 16 of the Registrant's Amended and Restated Articles of Incorporation (the "Articles") eliminates the liability of the Registrant's directors to the Registrant or its shareholders, except for any liability related to (i) breach of the duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) any unlawful distribution under ORS 60.367; or (iv) any transaction from which the director derived an improper personal benefit.

         Section 60.391 of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not opposed to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation or for any improper personal benefit in which the director or officer was adjudged liable to the corporation. Section 60.394 of the OBCA mandates indemnification for all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, pursuant to the Section 60.401 of the OBCA, a court may order indemnification in view of all the relevant circumstances, whether or not the director or officer met the good-faith and reasonable belief standards of conduct set out in Section 60.391 of the OBCA.

         Section 60.414 of the OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

         The Articles provide that the Registrant is required to indemnify its current and former directors to the fullest extent permitted by law and may indemnify its officers, employees or agents. Indemnification Agreements executed by all directors and officers of the Registrant obligate the Registrant to indemnify such individuals for liabilities incurred by such individuals while serving as directors or officers of the Registrant.

ITEM 8.  EXHIBITS

   EXHIBIT
   NUMBER                                 DESCRIPTION
- -------------  -----------------------------------------------------------------
    5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered
    23.1      Consent of Arthur Andersen LLP
    23.2 Consent of Perkins Coie (included in the opinion filed as Exhibit 5.1)
    24.1      Power of Attorney (see signature page)
    99.1      Morrow Snowboards, Inc. 1990 Stock Option Plan
    99.2      Morrow Snowboards, Inc. Stock Option Plan for Non-Employee
              Directors

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on May 30, 1996.

                                  MORROW SNOWBOARDS, INC.
                                  By:  /S/ DENNIS R. SHELTON
                                      -----------------------------------------
                                       Dennis R. Shelton
                                       President and Chief Operating Officer


                                  POWER OF ATTORNEY

         EACH PERSON WHOSE INDIVIDUAL SIGNATURE APPEARS BELOW HEREBY AUTHORIZES DENNIS R. SHELTON AND DAVID S. CLEARY AND EACH OF THEM AS ATTORNEYS-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE IN THE NAME AND ON BEHALF OF SUCH PERSON, INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, AND TO FILE, ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING ANY AND ALL POST-EFFECTIVE AMENDMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY REGULATORY AUTHORITY.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 30, 1996.

              SIGNATURE                               TITLE
               ---------                               -----

         /s/ Dennis R. Shelton         President and Chief Operating Officer
- --------------------------------------- and Director
             Dennis R. Shelton         (Principal Executive Officer)




         /s/ David S. Cleary           Chief Financial Officer, Vice President-
- --------------------------------------- Finance and Secretary
             David S. Cleary           (Principal Financial Officer and
                                       Principal Accounting Officer)

         /s/ Ray E. Morrow             Chairman of the Board
- ---------------------------------------
             Ray E. Morrow

         /s/ Gregory M. Eide           Director
- ---------------------------------------
             Gregory M. Eide

         /s/ Erik J. Krieger           Director
- ---------------------------------------
            Erik J. Krieger


         /s/ James V. Zaccaro          Director
- ---------------------------------------
             James V. Zaccaro

        /s/ Maurice C. Bickert         Director
- ---------------------------------------
            Maurice C. Bickert

                                  INDEX TO EXHIBITS

   EXHIBIT                                                        SEQUENTIALLY
   NUMBER                             DESCRIPTION                NUMBERED PAGE
- -------------  ------------------------------------------  ------------------

    5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

    23.1      Consent of Arthur Andersen LLP

    23.2      Consent of Perkins Coie (included in the opinion filed as Exhibit
              5.1)

    24.1      Power of Attorney (see signature page)

    99.1      Morrow Snowboards, Inc. 1990 Stock Option Plan

    99.2      Morrow Snowboards, Inc. Stock Option Plan for Non-Employee
              Directors